                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: April 27, 1999

                        Hawaii National Bancshares, Inc.

Exact Name of Registrant                Commission                   I.R.S. Employer
as Specified in its Charter             File Number                  Identification No.
---------------------------             -----------                  ------------------
Hawaii National Bancshares, Inc.          0-15508                       99-0250218




                                 State of Hawaii
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                  45 North King Street, Honolulu, Hawaii 96817
             -----------------------------------------------------
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (808) 528-7711

                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.        Other Events

On April 27, 1999, the Registrant issued the following press release:

HAWAII NATIONAL BANCSHARES, INC. ANNOUNCES GOING-PRIVATE PLAN

        Hawaii National Bancshares, Inc. announced today that its Board of Directors, at its meeting on April 27, 1999, adopted resolutions recommending to the Company shareholders a "Going-Private Plan." Said President and Chief Executive Officer, Warren K.K. Luke, "Taking the Company private will allow us to embrace a longer-term perspective in our strategic planning for the future without having many of the costs and pressures that public companies often face. While short-term profits are important, we believe that other performance areas, including responding to the needs of the community and our employees, are also important. Since the Company's stock is unlisted and thinly traded, the benefits of public ownership are minimal. As a private company, we'll be able to eliminate the substantial time and expense associated with being a public corporation. Given that we have over 1,000 shareholders who each own 100 shares or less, it seems appropriate to proceed with this plan at this time."

        The plan proposed by the Company involves a one for 200 reverse stock split which would reduce the number of shareholders to a level below the threshold requiring registration by the Securities and Exchange Commission ("SEC"). If approved, Company shareholders would receive a single new share for each 200 shares currently owned. No new fractional shares would be issued; instead, shareholders would receive cash for those less-than-whole portions on a pro-rata basis of $45.00 per pre-split share. The Company's plan also will involve an opportunity for all shareholders to sell their shares to the Company at the same price per share without incurring transaction costs such as commissions as will be received by shareholders who receive cash for their shares in the reverse stock split. The Company has received an opinion from the investment banking firm of NationsBanc Montgomery Securities LLC that the $45.00 per pre-split share is fair to shareholders from a financial point of view.

        In order to provide adequate time for review of the Company's plan and related shareholder materials by the SEC, the Company's 1999 Annual Meeting of Shareholders has been postponed. Details of the plan will be made available to shareholders in a proxy which will be mailed after the SEC reviews it. It is currently anticipated that the Annual Meeting will be held in July 1999, and that Annual Meeting materials will be sent to the Company's shareholders in June.

        Hawaii National Bancshares, Inc. is the parent company of Hawaii National Bank, one of the last independent community banks in Hawaii and the only one to hold a federal charter and belong to the Federal Reserve System. The Going-Private Plan will not affect banking supervision or deposit insurance. The holding company will continue to be regulated by the Federal Reserve Board; additionally, the bank will continue to be regulated by the Office of the Comptroller of the Currency and customer deposits will continue to be FDIC-insured up to $100,000 per depositor.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of Hawaii National Bancshares, Inc.

        Certain statements in this press release set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company with the SEC.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Hawaii National Bancshares, Inc.
                                         ---------------------------------------
                                                      (Registrant)

                                         By:  /s/  Ernest T. Murata
                                              ----------------------------------
                                                 Vice President, Treasurer
                                                 and Assistant Secretary
                                              (Principal Financial Officer)

                                                  Date:  April 27, 1999